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Exhibit 10.36(a)

                            STOCK PURCHASE AGREEMENT


         This STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of June 3, 2000 by and among PriceSmart, Inc., a Delaware corporation ("PriceSmart"), PSC, S.A., a Panama corporation ("PSC"), and the shareholders of PSC listed on the signature page hereto (the "Shareholders").

                              W I T N E S S E T H:

         WHEREAS, PSC desires to sell to PriceSmart and PriceSmart desires to purchase from PSC shares of capital stock of PSMT Caribe, Inc., a British Virgin Islands corporation ("PSMT Caribe"), on the terms and conditions set forth in this Agreement; and

         WHEREAS, PriceSmart desires to purchase the PSC shares with shares of capital stock of PriceSmart, pursuant to the terms and conditions of this Agreement.

         WHEREAS, in connection with this transaction, PriceSmart and PSC will enter into a Registration Rights Agreement substantially in the form of Exhibit A hereto (the "Registration Rights Agreement").

         NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

         1. AGREEMENT TO PURCHASE AND SELL STOCK. PSC agrees to sell to PriceSmart at the Closing, and PriceSmart agrees to purchase from PSC at the Closing, 500,000 shares, par value U.S.$1.00 per share, of PSMT Caribe (the "Purchased Shares") payable by PriceSmart issuing an aggregate of 679,500 shares of PriceSmart common stock, par value $.0001 per share (the "Issued Shares"). At the option of the Shareholders, the Issued Shares shall be issued either to (i) PSC or (ii) the Shareholders in the amounts set forth opposite their names on Exhibit A.

         2. CLOSING. The purchase and sale of the Purchased Shares will take place at the offices of PriceSmart at 4649 Morena Boulevard, San Diego, CA 92117, on June 28, 2000, or at such other time and place on which PriceSmart and PSC mutually agree (which time and place are referred to in this Agreement as the "Closing"). At the Closing, PSC will deliver to PriceSmart its certificate, properly endorsed to PriceSmart or its designee, representing the Purchased Shares and PriceSmart will deliver to the Shareholders certificates representing the Issued Shares. In addition, at Closing, PriceSmart shall pay U.S.$100,000 to PSC in readily available funds for the services to be provided pursuant to
Section 9.4 hereof.

         3. MUTUAL REPRESENTATIONS AND WARRANTIES. For purposes of this Section 3, each of PriceSmart, PSC and the Shareholders are referred to as a "Party," and collectively, as the "Parties." With respect to the Issued Shares, the Shareholders hereby represent and warrant to PriceSmart, and with respect to the Purchased Shares, PriceSmart hereby represents and warrants to PSC, as follows:

                  3.1 PURCHASE FOR OWN ACCOUNT. The Issued Shares or the Purchased Shares, as the case may be, to be purchased by such Party hereunder will be acquired for investment for such Party's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). If not an individual, such Party also represents that such Party has not been formed for the specific purpose of acquiring the Issued Shares or the Purchased Shares, as the case may be.

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                  3.2 DISCLOSURE OF INFORMATION. Such Party has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Issued Shares or the Purchased Shares, to be purchased by such Party under this Agreement. Such Party further has had an opportunity to ask questions and receive answers from PriceSmart or PSC, as the case may be, regarding the terms and conditions of the Issued Shares or the Purchased Shares and to obtain additional information (to the extent PriceSmart or PSC possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Party or to which such Party had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by such Party in this Agreement.

                  3.3 INVESTMENT EXPERIENCE. Such Party understands that the purchase of the Issued Shares or the Purchased Shares involves substantial risk. Such Party has experience as an investor in securities of companies in the development stage and acknowledges that such Party is able to fend for itself, can bear the economic risk of such Party's investment in the Issued Shares or the Purchased Shares and has such knowledge and experience in financial or business matters that such Party is capable of evaluating the merits and risks of this investment in the Issued Shares or the Purchased Shares and protecting its own interests in connection with this investment.

                  3.4 ACCREDITED INVESTOR STATUS. Such Party is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

                  3.5 RESTRICTED SECURITIES. Each of the Shareholders understands that the Issued Shares are characterized as "restricted securities" under the Securities Act. Each of the Shareholders further understands that the Issued Shares will be issued in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, each of the Shareholders represents that he is familiar with Rule 144 of the Securities and Exchange Commission (the "Commission"), as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Each of the Shareholders understands that PriceSmart is under no obligation to register any of the securities sold hereunder.

                  3.6 LEGEND. Each of the Shareholders understands that the certificates evidencing the Issued Shares will bear the legend set forth below:

                      "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS."

         The legend set forth above shall be removed by PriceSmart from any certificate evidencing the Issued Shares upon (i) a sale by the holder pursuant to Rule 144 or an effective registration statement or (ii) delivery to PriceSmart of an opinion by counsel, reasonably satisfactory to PriceSmart, that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not

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jeopardize the exemption or exemptions from registration pursuant to which
PriceSmart issued the Issued Shares.

         4. REPRESENTATIONS AND WARRANTIES OF PRICESMART. PriceSmart hereby represents and warrants to PSC and the Shareholders as follows:

                  4.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. PriceSmart is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. PriceSmart is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

                  4.2 VALID ISSUANCE OF STOCK. The Issued Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration provided herein, will be duly and validly issued, fully paid and nonassessable.

                  4.3 AUTHORIZATION. All corporate action on the part of PriceSmart and its officers, directors and stockholders, necessary for the authorization, execution and delivery of this Agreement, the Transaction Documents and the Registration Rights Agreement (collectively, the "Transaction Documents"') and the performance of all obligations of PriceSmart hereunder and the transactions contemplated hereby have been taken, and the Transaction Documents have been duly executed and delivered by PriceSmart and constitutes a valid and legally binding obligation of PriceSmart, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

                  4.4 NO CONFLICTS WITH OTHER AGREEMENTS. The execution, delivery and performance by PriceSmart of the Transaction Documents will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under (i) any provision of PriceSmart's certificate of incorporation or bylaws as they shall be in effect;
(ii) any provision of any judgment, decree or order to which PriceSmart is a party or by which it is bound; (iii) any material contract, obligation or commitment to which PriceSmart is a party or by which it is bound; or (iv) any statute, rule or governmental regulation applicable to PriceSmart.

                  4.5 REGISTRATION RIGHTS. PriceSmart has not granted registration rights to any person other than the grant of: (i) certain registration rights to PSC pursuant to the Registration Rights Agreement; and
(ii) piggyback registration rights to the holders of 306,748 shares of PriceSmart's common stock in conjunction with the consolidation of PB Real Estate, S.A. and Price Costco de Panama, S.A.

                  4.6 ACCURACY OF EXCHANGE ACT REPORTS. Except as set forth on
Schedule 4.6, PriceSmart has timely filed all reports required to be filed by PriceSmart under the Securities Exchange Act of 1934 ("Exchange Act"). All such reports filed by PriceSmart in the preceding 12 months contain all statements required to be stated therein in accordance with the Exchange Act and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  5. REPRESENTATIONS AND WARRANTIES OF PSC AND THE SHAREHOLDERS. PSC and the Shareholders hereby represent and warrant to PriceSmart as follows:

                  5.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. PSC is a corporation duly organized, validly existing and in good standing under the laws of Panama and has all requisite corporate power and

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authority to carry on its business as now conducted and as proposed to be conducted. PSC is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties. The Shareholders are the only shareholders in PSC.

                  5.2 AUTHORIZATION. All action on the part of PSC and its shareholders, necessary for the authorization, execution and delivery of the Transaction Documents and the performance of all obligations of PSC hereunder have been taken. The Transaction Documents have been duly executed and delivered by PSC and, where applicable, each of the Shareholders and constitutes a valid and legally binding obligation of PSC and each of the Shareholders, enforceable against each of them in accordance with its terms, except as may be limited by
(i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

                  5.3 NO CONFLICTS WITH OTHER AGREEMENTS. The execution, delivery and performance by PSC and the Shareholders of the Transaction Documents will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under (i) any provision of PSC's certificate of incorporation, bylaws or other governing documents as they shall be in effect; (ii) any provision of any judgment, decree or order to which PSC or any of the Shareholders is a party or by which it is bound; (iii) any material contract, obligation or commitment to which PSC or any of the Shareholders is a party or by which it is bound; or (iv) any statute, rule or governmental regulation applicable to PSC or any of the Shareholders.

                  5.4 TITLE TO PURCHASED SHARES. PSC owns exactly 500,000 shares of PSMT Caribe, free and clear of all liens, encumbrances and any liabilities, except as may be created hereby. Other than the Purchased Shares, PSC owns no shares of capital stock of, or any other interest in, PSMT Caribe. In addition, PSC has no options, warrants or other rights to acquire shares of capital stock of, or any other interest in, PSMT Caribe. Following the Closing, PSC will have transferred all of its right, title and interest in PSMT Caribe to PriceSmart.

         6.       ADDITIONAL PROVISIONS REGARDING THE ISSUED SHARES.

                  6.1 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, each of the Shareholders further agrees not to make any disposition of all or any portion of the Issued Shares unless and until:

                           (a)      There is then in effect a registration
statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                           (b)      Such Shareholder shall have notified
PriceSmart of the proposed disposition and shall have furnished PriceSmart with a statement of the circumstances surrounding the proposed disposition, and such Shareholder shall have furnished PriceSmart, at such Shareholder's expense, with an opinion of counsel, reasonably satisfactory to PriceSmart, that such disposition will not require registration of such securities under the Securities Act.

         Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be required: (i) for any transfer of any Issued Shares in compliance with Rule 144 of the Securities Act, or (ii) for any transfer of any Issued Shares by a Party that is a partnership or a corporation to (A) a partner of such partnership or shareholder of such corporation, (B) a retired partner of such partnership who retires after the date hereof, (C) the estate of any such partner or shareholder, or (iii) for the transfer by gift, will or intestate succession by any Party to his or her spouse or lineal descendants or ancestors or any trust for

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any of the foregoing; PROVIDED that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Section 6.1 to the same extent as if the transferee were an original Party hereunder.

         7.       CONDITIONS TO CLOSING.

                  7.1 CONDITIONS TO OBLIGATIONS OF PRICESMART AT CLOSING. PriceSmart's obligation to purchase the Purchased Shares at the Closing is subject to the fulfillment to PriceSmart's satisfaction, on or prior to the Closing, of all of the following conditions, any of which may be waived by
PriceSmart:

                           (a)  REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE
OF OBLIGATIONS. The representations and warranties made by PSC and the Shareholders in Sections 3 and 5 hereof shall be true and correct in all material respects at the Closing with the same force and effect as if they had been made on and as of said date and PSC and the Shareholders shall have performed and complied in all material respect with all obligations and conditions herein required to be performed or complied with by them on or prior to the Closing and a certificate duly executed by an officer of PSC, to the effect of the foregoing, shall be delivered to PriceSmart.

                           (b)      QUALIFICATIONS, LEGAL INVESTMENT.  All
authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state or country that are required in connection with the lawful sale and issuance of the Purchased Shares and the Issued Shares shall have been duly obtained and shall be effective on and as of the Closing. At the time of the Closing, the sale and issuance of the Purchased Shares and the Issued Shares shall be legally permitted by all laws and regulations to which PriceSmart and PSC are subject.

                           (c)      OPINION OF COUNSEL.  PriceSmart shall have
received an opinion of counsel reasonably satisfactory to PriceSmart to the effect that (i) all documents have been executed and all other acts and formalities have been properly complied with, pursuant to any applicable law or regulation, to effectuate the sale of PSC's right, title and interest in PSMT Caribe to PriceSmart and (ii) 100% ownership of PSMT Caribe (and sole ownership of PSMT Caribe's subsidiaries) by PriceSmart does not violate any law or regulation of any applicable jurisdiction. The cost of the opinion referred to in Section 7.1(c)(i) shall be borne by PSC and the cost of the opinion referred to in Section 7.1(c)(ii) shall be borne by PriceSmart.

                  7.2 CONDITIONS TO OBLIGATIONS OF PSC AND THE SHAREHOLDERS AT CLOSING. The obligations of PSC and the Shareholders to issue and sell the Purchased Shares to be sold at the Closing is subject to the fulfillment to PSC's satisfaction on or prior to the Closing of the following conditions, any of which may be waived by PSC.

                           (a)      REPRESENTATIONS AND WARRANTIES TRUE;
PERFORMANCE OF OBLIGATIONS. The representations and warranties made by PriceSmart in Sections 3 and 4 hereof shall be true and correct in all material respects at the date of the Closing with the same force and effect as if they had been made on and as of the date hereof. PriceSmart shall have performed and complied with all agreements and conditions herein required to be performed or complied with by it on or before the Closing and a certificate duly executed by an officer of PriceSmart, to the effect of the foregoing, shall be delivered to PSC.

                           (b)      QUALIFICATIONS, LEGAL INVESTMENT.  All
authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state or country that are required in connection with the lawful sale and issuance of the Purchased Shares and the Issued Shares shall have been duly obtained and shall be effective on and as of the Closing. At the time of the Closing the sale and issuance of the Purchased Shares and the Issued Shares shall be legally permitted by all laws and regulations to which PriceSmart, PSC and the Shareholders are subject.

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                           (c)      OPINION OF COUNSEL.  PSC and the
Shareholders shall have received an opinion from counsel to PriceSmart reasonably satisfactory to PSC, dated as of the Closing and addressing the matters set forth on Exhibit C hereto.

                           (d)      REGISTRATION RIGHTS.  The Company shall have
executed and delivered the Registration Rights Agreement.

                           (e)      RELEASE OF GUARANTEES.  PSC and the
Shareholders shall have been unconditionally and irrevocably released from all guarantees, sureties of the like given by PSC or the Shareholders for the benefit of PSMT Caribe ("Guarantees"), unless promptly after the date hereof, PriceSmart has commenced the process to release the Guarantees and has acted diligently to obtain the release of the Guarantees during the period from the date hereof to the Closing.

         8.       [INTENTIONALLY OMITTED]


         9.       OTHER AGREEMENTS.

                  9.1 RIGHT TO PROVIDE GOODS OR SERVICES. PriceSmart agrees that when it is necessary for PriceSmart to purchase goods or services for the warehouse stores operated by PSMT Caribe, which goods or services are supplied or otherwise made available by a shareholder of PSC to the standards required by PriceSmart, such shareholder shall have the right to provide such goods or services if the price and term thereof meets or beats any competitive offer or bid. Upon request by a Shareholder, PriceSmart shall provide such Shareholder with all information reasonably requested by such Shareholder regarding any good or service, including the terms of any competitive offer or bid so long as such disclosure does not violate any confidentiality agreement currently in effect or required by a supplier in the future. Further, PriceSmart will allow the shareholders of PSC to purchase merchandise from PriceSmart, for sale within a particular country (where such merchandise is available in PriceSmart's inventory), with the purchase price being the same net landed cost which is charged to PSMT Caribe in the subject country; provided that the law permits the shareholders to agree, and the shareholders shall agree not to sell such merchandise below PSMT Caribe's selling prices.

                  9.2 RIGHT TO PROVIDE IN-HOUSE BANKING AND RELATED SERVICES. PriceSmart agrees, on behalf of itself and its subsidiaries, that Promerica Bank shall have a right, at the option of Promerica Bank, to lease space and to provide in-house banking services from such leased space in PriceSmart warehouses identified on Exhibit D hereto, provided that the rates for services charged and lease payments by Promerica Bank are reasonable and generally competitive. In addition, the parties acknowledge the continued validity of the Credit Card Co-issuance Agreement and the related agreements for each of the countries listed in Exhibit D and agree to use their respective best efforts to comply (and cause their affiliates to comply) with the terms and conditions thereof.

                  9.3 AGREEMENT NOT TO COMPETE. PriceSmart agrees not to enter into the grocery or warehouse club market in Nicaragua. PriceSmart agrees that PSC and the Shareholders are no longer subject to Section 15 and 16 of the Members' Agreement for PSMT Caribe, Inc. between PriceSmart and PSC, dated September 14, 1998 and may at any time, enter into the grocery store or warehouse club market in Nicaragua, provided that they will take no action, directly or indirectly, that may result in any material harm to PriceSmart in any country that PriceSmart operates. Notwithstanding any other remedies available at law, PriceSmart shall also have the right to enjoin such harmful action.

                  9.4      PSMT CARIBE MATTERS.

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                           (a)      For so long as PSC beneficially owns shares
of Common Stock, PSC shall be entitled to appoint two directors to the board of PSMT Caribe and each of its subsidiaries, which boards shall consist of not more than five members. One of the PSC directors shall serve as the chairman of the board of each of PSMT Caribe's subsidiaries. The following action by PSMT Caribe's subsidiaries shall require the approval of at least one of the PSC directors: approval of the annual business plan. The right granted in the previous sentence shall terminate when all of the Issued Shares have been registered for resale in accordance with the Registration Rights Agreement.

                           (b)      PriceSmart shall pay PSC a fee of
U.S.$200,000 in exchange for PSC making available to PSMT Caribe a president for each of its subsidiaries, which fee shall be payable U.S.$100,000 at Closing and U.S.$100,000 on the one-year anniversary of the Closing.

                           (c)      PriceSmart shall have obtained the full and
unconditional release of the Guarantees by no later than October 3, 2000. If, for any reason, the Guarantees are not fully and unconditionally released by October 3, 2000, PSC and the Shareholder may, at their option: (i) elect to rescind this Agreement and the transactions contemplated hereby and cause the parties to be returned to the status quo ante, provided that such right of rescission shall only apply if the amount of the unreleased Guarantees exceeds $3,000,000; or (ii) impose a fee ("Fee") of 12% per annum on the amount of the Guarantee that remains outstanding after October 3, 2000, which Fee shall be paid monthly in advance and which Fee shall be increased on January 3, 2001 to the maximum interest rate permitted by applicable law. Except as otherwise permitted by the first sentence of this Section 9.4(c), PSC and the Shareholders shall after the Closing have no further obligations with respect to any indebtedness or other obligation of PSMT Caribe ("PSMT Caribe Obligations"). Notwithstanding anything herein to the contrary, PriceSmart agrees that it shall at all times indemnify and hold harmless PSC and the Shareholders, and each of their respective employees, agents, representatives, successors and assigns, from any and all claims, actions, and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages, costs, charges, attorneys' fees (whether at pretrial or appellate level) and other expenses of every nature and character which arise in connection with or as a result of any PSMT Caribe Obligation or the Guarantees.

                  9.5 PRICESMART BOARD OF DIRECTORS. PriceSmart shall use its best efforts to cause the officers, directors and principal shareholders of PriceSmart to vote all of their shares of voting capital stock in favor of the election to PriceSmart board of directors ("Board") of two PSC nominees to the Board. Prior to PSC having nominees on the Board, PriceSmart shall use its best efforts to provide PSC with a non-voting representative to the Board, which representative would have the same information, notice and other rights (other than voting) as the voting members of the Board of Directors. Any right to a non-voting representative to the Board hereafter granted to PSC would lapse at any time that PSC has voting nominees on the Board.


                  9.6 TERMINATION OF SECTION 9. The rights granted in this
Section 9 (other than Section 9.4(c)) shall terminate upon a Change of Control (as defined below) of PriceSmart.

         For purposes of this Agreement, a Change of Control shall mean the occurrence of any of the following events after the date of this Agreement: (a) PriceSmart is merged, consolidated or reorganized into or with another corporation or legal person, and as a result of such merger, consolidation or reorganization less than fifty percent (50%) of the combined voting power of the then outstanding securities of such resulting corporation or person immediately after such transaction are held in the aggregate by the holders of voting stock of PriceSmart immediately prior to such transaction; (b) any person or related group of persons (other than PriceSmart or a person that directly or indirectly controls, is controlled by, or is under common control with, PriceSmart) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the

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Exchange Act) of securities possessing more than 20% of the total combined voting power of PriceSmart's outstanding securities pursuant to a tender or exchange offer made directly to PriceSmart's stockholders which the Board does not recommend such stockholders to accept; PriceSmart sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person, and as a result of such sale or transfer less than fifty percent (50%) of the combined voting power of the then outstanding voting stock of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of voting stock of PriceSmart immediately prior to such sale or transfer; or a change in the composition of Board during any period of two (2) consecutive years such that individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by PriceSmart's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. Notwithstanding the foregoing, a Change of Control shall not be deemed to have occured if, immediately following the Change of Control event, the Price family continues to control PriceSmart.

         10.      MISCELLANEOUS.

                  10.1 SURVIVAL OF WARRANTIES. The representations, warranties and covenants of the Parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of PriceSmart, PSC or the Shareholders, as the case may be.

                  10.2 SUCCESSORS AND ASSIGNS. Neither party shall assign or transfer any of its rights or obligations under this Agreement without the other party's prior written consent which shall not be unreasonably withheld, except that PriceSmart may assign its rights hereunder to any subsidiary without the consent of any other Party. Subject to this restriction on assignment, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

                  10.3 GOVERNING LAW. This Agreement shall be governed by and construed under the internal laws of the State of California, U.S.A. as applied to agreements among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of law.

                  10.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  10.5 HEADINGS. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

                  10.6 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be mailed, telecopied, sent by overnight courier or delivered to the Party to receive such notice at the address specified on the signature page hereto or at such other address as any Party may designate by giving ten (10) days advance written notice to all other parties. All such notices and communications shall, when mailed, telecopied or sent by overnight courier, be effective when deposited in the mails, delivered to the courier, or transmitted by telecopier with confirmation of transmission, respectively.

                  10.7 NO FINDER'S FEES. PriceSmart, PSC and each of the Shareholders represent that they neither are nor will be obligated for any finder's or broker's fee or commission in connection with this transaction. PSC and the Shareholders agree to indemnify and to hold harmless PriceSmart from any liability for any commission or compensation in the nature of a finders' or broker's fee (and any asserted liability) for which PSC or any of the Shareholders is responsible. PriceSmart agrees to indemnify and hold harmless PSC from any liability for any commission or compensation in the nature of a finder's or broker's fee (and any asserted liability) for which PriceSmart or any of its officers, employees or representatives is responsible.

                  10.8 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of PriceSmart, PSC and the holders of a majority of the Issued Shares. Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any Issued Shares at the time outstanding, each future holder of such securities, and PriceSmart.

                  10.9 EXPENSES. Each of the Parties shall pay its own fees and expenses incurred in entering into this Agreement. If any arbitration or other action at law or equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  10.10 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

                  10.11 ENTIRE AGREEMENT. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

                  10.12 FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of any of the Parties, the other Parties shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

                  10.13 ARBITRATION. All disputes and claims concerning the validity, interpretation, performance, termination and/or breach of this Agreement ("Dispute(s)") shall be referred for final resolution to arbitration in Miami, Florida, U.S.A. under the UNCITRAL Rules ("Rules") as administered by the American Arbitration Association. The parties hereby agree that arbitration hereunder shall be the parties' exclusive remedy and that the arbitration decision and award, if any, shall be final, binding upon, and enforceable against, the parties, and may be confirmed by the judgment of a court of competent jurisdiction. In the event of any conflict between the Rules and this Section, the provisions of this Section shall govern.

                  10.14 CONFIDENTIALITY. The parties agree not to disclose the price and related terms of the purchase and sale effected hereby, unless disclosure of the same is required by any applicable law.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PRICESMART:                                  PSC:

PriceSmart, Inc.,                            PSC, S.A.,
a Delaware corporation                       a Panama corporation


By: /s/ Kurt A. May                          By: /s/ Edgar Zurcher
   -------------------------------------        --------------------------------
Name:  Kurt A. May                           Name: Edgar Zurcher
     -----------------------------------          ------------------------------
Title: Chief Operating Officer               Title: President
      ----------------------------------           -----------------------------

Address for Notice:                          Address for Notice:

4649 Morena Boulevard                        P.O. Box 4066
San Diego, CA 92117                          San Jose 1000, Costa Rica
Telecopy: (858) 581-4707                     Telecopy: (506) 222-6633
Attn:                                        Attn: E. Zurcher
     ------------------------                     -----------------------

THE SHAREHOLDERS:


/s/ Edgar Zurcher                            /s/ John Keith
----------------------------------------     -----------------------------------
[Name]  Edgar Zurcher                        [Name] John Keith

Address for Notice:                          Address for Notice

P.O. Box 4066                                P.O. Box 1289-1200
San Jose 1000 Costa Rica                     San Jose, Costa Rica
Telecopy: (506) 222-7786                     Telecopy: (506) 290-1924



               [FIRST SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

/s/ Alberto Bonetti
----------------------------------------     -----------------------------------
[Name] Alberto Bonetti                       [Name]
Address for Notice:                          Address for Notice

EPS A-105____________________                _________________________
P.O. Box 52-4121
Miami, FL 33152-4121                         _________________________
Telecopy:  ________________                  Telecopy:  ________________



----------------------------------------     -----------------------------------
[Name]                                       [Name]

Address for Notice:                          Address for Notice

---------------------------                  ---------------------------
---------------------------                  ---------------------------
Telecopy:  ________________                  Telecopy:  ________________


----------------------------------------     -----------------------------------
[Name]                                       [Name]

Address for Notice:                          Address for Notice

---------------------------                  ---------------------------
---------------------------                  ---------------------------
Telecopy:  ________________                  Telecopy:  ________________


----------------------------------------     -----------------------------------
[Name]                                       [Name]

Address for Notice:                          Address for Notice

---------------------------                  ---------------------------
---------------------------                  ---------------------------
Telecopy:  ________________                  Telecopy:  ________________


----------------------------------------     -----------------------------------
[Name]                                       [Name]

Address for Notice:                          Address for Notice

---------------------------                  ---------------------------
---------------------------                  ---------------------------
Telecopy:  ________________                  Telecopy:  ________________


               [SECOND SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                    EXHIBIT A

                          Registration Rights Agreement

                                    EXHIBIT B

                           ALLOCATION OF ISSUED SHARES

                                    EXHIBIT C

                    FORM OF OPINION OF COUNSEL TO PRICESMART


         1. PriceSmart has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with the corporate power and authority to own its properties and conduct its business and to enter into the Stock Purchase Agreement and the Registration Rights Agreement (collectively, the "Transaction Documents") and perform its obligations thereunder.

         2. The Company has duly authorized the execution, delivery and performance of the Transaction Documents by all necessary corporate action.

         3. Each of the Transaction Documents (assuming due execution and delivery by the other parties thereto) constitutes a legally valid and binding obligation of PriceSmart, enforceable against PriceSmart in accordance with its terms, except as may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors, including, without limitation, the effect of Section 548 of the federal Bankruptcy Code and comparable provisions of state law, and the effect of Section 547 of the federal Bankruptcy Code; (ii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law; (iii) certain rights, remedies and waivers contained in the Documents may be limited or rendered ineffective by applicable California laws or judicial decisions governing such provisions, but such laws or judicial decisions do not render the Documents invalid or unenforceable as a whole; (iv) the effect of California law, which provides that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof which the court finds as a matter of law to have been unconscionable at the time it was made or contrary to public policy; and (v) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy or prohibited by law.

         4. The execution and delivery by PriceSmart of this Agreement and the exchange of shares of capital stock contemplated thereby do not: (i) violate any federal, Delaware or California statute, rule or regulation applicable to PriceSmart; (ii) violate the certificate of incorporation or bylaws of PriceSmart; (iii) to our knowledge after reasonable investigation, require any authorization or any consent or approval of any domestic governmental or regulatory authority that has not been obtained; or (iv) result in the breach of or a default under any of the agreements filed as exhibits to the SEC Reports (the "Material Agreements").

         5. The Issued Shares have been duly authorized, and are validly issued, fully paid and nonassessable.

         6. Assuming the accuracy of the representations and warranties made by you set forth in the Stock Purchase Agreement, the issuance and sale of the Issued Shares pursuant to the Stock Purchase Agreement does not require registration under federal or state securities laws.

                                    EXHIBIT D


The PriceSmart warehouses located in the following countries:

Costa Rica
El Salvador
Honduras
Dominican Republic